UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington D.C., 20549

                                 Form 8-K

                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported) October 5, 1999

                   ------------------------------------
                     Commission file number 000-25415

                              TWIN FACES EAST
                         ENTERTAINMENT CORPORATION
            (Exact name of registrant as specified in charter)

                   ------------------------------------

Nevada                                            22-3374562
(State of other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                    Identification Number)

1850 E. Flamingo Rd., Suite 111-A
Las Vegas, Nevada                                 89119
(Address of Principal Executive Office)           (Zip Code)

                              (702) 866-5858
             (Registrant's Executive Office Telephone Number)

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Twin Faces East Entertainment Corporation - Page Two
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Item No. 1.    Changes in Control of Registrant.

No events to report.


Item No. 2.    Acquisition or Disposition of Assets.

No events to report.


Item No. 3.    Bankruptcy or Receivership.

No events to report.


Item No. 4.    Changes in Registrant's Certifying Accountant.

No events to report.


Item No. 5.    Other Events.

In an effort to avoid protracted litigation, Twin Faces East Entertainment, Inc. ("the company") entered into a settlement agreement with ReadSpeak, Inc. to end the litigation in ReadSpeak, Inc. vs. Twin Faces East Entertainment (United States District Court, Southern District of New York
- Case No. 99 Civ. 8602 (DLC) (DFE)). The parties agreed to a cross irrevocable and unconditional release of claims, counterclaims, demands, damages, etc., in exchange for the Company; (i) paying the sum of $5,000,
(ii) the Company acknowledging that ReadSpeak, Inc. owns the patent rights to US Patent No. 5,741,136, and ReadSpeak, Inc. has the sole and exclusive rights to the trademark "ReadSpeak," (iii) that the Company accepts the validity of the above patent, and (iv) the Company agrees to the entry of a permanent injunction wherein the Company will not utilize ReadSpeak technology.

Item No. 6.    Resignation of Registrant's Directors.

No events to report.

Item  No.  7.  Financial  Statements, Proforma  Financial  Information  and
Exhibits.

No events to report

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Twin Faces East Entertainment Corporation - Page Three
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                                SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Twin Faces East Entertainment Corporation


By:/s/ Michael Smolanoff                     Dated:  October 5, 1999
   ----------------------------------
       Michael Smolanoff, President


By:/s/ Stan Teeple                           Dated:  October 5, 1999
   ----------------------------------
       Stan Teeple, Secretary